Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 13, 2013, in this Registration Statement (Form S-6 No. 333-186379) of Smart Trust, Zacks Diversified Equity & Corporate Bond Trust, Series 2.

/s/ Grant Thornton LLP Grant Thornton LLP

Chicago, Illinois

March 13, 2013